Exhibit 99.2

ASHLAND INC. AND CONSOLIDATED SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

The following unaudited condensed consolidated pro forma financial statements are based upon the historical financial statements of Ashland and its consolidated subsidiaries, adjusted to reflect the disposition of Ashland Paving And Construction, Inc. (name changed to APAC Holdings, Inc. on August 22, 2006) (together with its wholly owned subsidiaries, “APAC”). The following unaudited condensed consolidated pro forma financial statements of Ashland should be read in conjunction with the related notes and with the historical consolidated financial statements of Ashland and the related notes included in previous filings with the Securities and Exchange Commission. The unaudited condensed pro forma consolidated balance sheet reflects the disposition of APAC as if it occurred on June 30, 2006, while the unaudited condensed pro forma statements of consolidated income give effect to the disposition as if it occurred at the beginning of each fiscal period presented. The pro forma adjustments, described in the related notes, are based on the best available information and certain assumptions that Ashland management believes are reasonable.

The unaudited condensed consolidated pro forma financial statements are provided for illustrative purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the disposition of APAC closed on June 30, 2006 for the unaudited condensed pro forma consolidated balance sheet or at the beginning of each fiscal period presented for the unaudited condensed pro forma statements of consolidated income. For example, these financial statements do not reflect any potential earnings or other impacts from the use of the proceeds from the disposition or cost reductions of previously allocated corporate costs and potential subsequent restructuring charges. Readers should not rely on the unaudited condensed consolidated pro forma financial statements as being indicative of the historical operating results that Ashland would have achieved or any future operating results or financial position that it will experience after the transaction closes.

Ashland Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Consolidated Balance Sheet
June 30, 2006

		(a)
(In millions except per share data)	Historical	Sale of APAC	Pro Forma

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$363	$1,335	$1,698
Available-for-sale securities	621	-	621
Accounts receivable	1,805	(374)	1,431
Allowance for doubtful accounts	(46)	9	(37)
Inventories	625	(106)	519
Deferred income taxes	96	(14)	82
Other current assets	153	(95)	58
	3,617	755	4,372
INVESTMENTS AND OTHER ASSETS
Goodwill and other intangibles	710	(411)	299
Asbestos insurance receivable (noncurrent portion)	446	-	446
Deferred income taxes	182	56	238
Other noncurrent assets	464	(21)	443
	1,802	(376)	1,426
PROPERTY, PLANT AND EQUIPMENT
Cost	3,463	(1,470)	1,993
Accumulated depreciation, depletion and amortization	(1,949)	888	(1,061)
	1,514	(582)	932

	$6,933	$(203)	$6,730

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Debt due within one year	$18	$-	$18
Trade and other payables	1,420	(249)	1,171
Income taxes	48	53	101
	1,486	(196)	1,290
NONCURRENT LIABILITIES
Long-term debt (less current portion)	70	-	70
Employee benefit obligations	417	(36)	381
Reserves of captive insurance companies	182	-	182
Asbestos litigation reserve (noncurrent portion)	592	-	592
Other long-term liabilities and deferred credits	385	(75)	310
	1,646	(111)	1,535

STOCKHOLDERS’ EQUITY	3,801	104	3,905

	$6,933	$(203)	$6,730

Common Shares Outstanding (in thousands)	71,094		71,094
Book Value Per Common Share Outstanding	$53.47		$54.93

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

Ashland Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Statement of Consolidated Income
Nine Months Ended June 30, 2006

		(b)
(In millions except share and per share data)	Historical	Sale of APAC	Pro Forma

Revenues
Sales and operating revenues	$7,378	$(2,053)	$5,325
Equity income	9	(1)	8
Other income	49	(30)	19
	7,436	(2,084)	5,352
Costs and expenses
Cost of sales and operating expenses	6,217	(1,798)	4,419
Selling, general and administrative expenses	948	(157)	791
	7,165	(1,955)	5,210
Operating income	271	(129)	142
Loss on the MAP Transaction	(2)	-	(2)
Net interest and other financing income	29	-	29
Income from continuing operations before income taxes	298	(129)	169
Income tax (expense) benefit	(90)	48	(42)
Income from continuing operations	$208	$(81)	$127

Earnings per share from continuing operations
Basic	$2.91		$1.77
Diluted	$2.87		$1.75

Average common shares outstanding (in thousands)
Basic	71,426		71,426
Diluted	72,433		72,433

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

Ashland Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Statement of Consolidated Income
Year Ended September 30, 2005

		(b)
(In millions except share and per share data)	Historical	Sale of APAC	Pro Forma

Revenues
Sales and operating revenues	$9,270	$(2,539)	$6,731
Equity income	531	(6)	525
Other income	59	(20)	39
	9,860	(2,565)	7,295
Costs and expenses
Cost of sales and operating expenses	7,823	(2,278)	5,545
Selling, general and administrative expenses	1,291	(212)	1,079
	9,114	(2,490)	6,624
Operating income	746	(75)	671
Gain on the MAP Transaction (c)	1,284	-	1,284
Loss on early retirement of debt (c)	(145)	-	(145)
Net interest and other financial costs	(82)	-	(82)
Income from continuing operations before income taxes	1,803	(75)	1,728
Income tax benefit (c)	202	28	230
Income from continuing operations	$2,005	$(47)	$1,958

Earnings per share from continuing operations
Basic	$27.50		$26.85
Diluted	$26.86		$26.23

Average common shares outstanding (in thousands)
Basic	72,922		72,922
Diluted	74,652		74,652

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

Ashland Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Statement of Consolidated Income
Year Ended September 30, 2004

		(b)
(In millions except share and per share data)	Historical	Sale of APAC	Pro Forma

Revenues
Sales and operating revenues	$8,301	$(2,525)	$5,776
Equity income	432	(19)	413
Other income	48	(22)	26
	8,781	(2,566)	6,215
Costs and expenses
Cost of sales and operating expenses	6,948	(2,227)	4,721
Selling, general and administrative expenses	1,171	(203)	968
	8,119	(2,430)	5,689
Operating income	662	(136)	526
Net interest and other financial costs	(114)	-	(114)
Income from continuing operations before income taxes	548	(136)	412
Income tax (expense) benefit	(150)	49	(101)
Income from continuing operations	$398	$(87)	$311

Earnings per share from continuing operations
Basic	$5.69		$4.44
Diluted	$5.59		$4.36

Average common shares outstanding (in thousands)
Basic	69,938		69,938
Diluted	71,217		71,217

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

Ashland Inc. and Consolidated Subsidiaries
Unaudited Condensed Pro Forma Statement of Consolidated Income
Year Ended September 30, 2003

		(b)
(In millions except share and per share data)	Historical	Sale of APAC	Pro Forma

Revenues
Sales and operating revenues	$7,566	$(2,400)	$5,166
Equity income	301	(9)	292
Other income	45	-	45
	7,912	(2,409)	5,503
Costs and expenses
Cost of sales and operating expenses	6,390	(2,201)	4,189
Selling, general and administrative expenses	1,256	(225)	1,031
	7,646	(2,426)	5,220
Operating income	266	17	283
Net interest and other financial costs	(128)	-	(128)
Income from continuing operations before income taxes	138	17	155
Income tax expense	(44)	(8)	(52)
Income from continuing operations	$94	$9	$103

Earnings per share from continuing operations
Basic	$1.37		$1.51
Diluted	$1.37		$1.50

Average common shares outstanding (in thousands)
Basic	68,422		68,422
Diluted	68,680		68,680

See Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements.

ASHLAND INC. AND CONSOLIDATED SUBSIDIARIES
NOTES TO UNAUDITED CONDENSED CONSOLIDATED PRO FORMA FINANCIAL STATEMENTS

(a) These adjustments reflect the disposition of APAC for $1.3 billion, plus estimated additional proceeds of $35 million for changes in specified balance sheet items (primarily working captial accounts), the final amount of which will be determined subsequent to closing. The adjustments also reflect the accrual of estimated income taxes payable of $53 million and fees of $12 million related to the disposition, the retention of certain employee benefit and variable pay liabilities by Ashland, an estimated net $22 million after-tax gain on the associated pension and postretirement welfare plan curtailment, and the reversal of net deferred tax liabilities, resulting in a net gain of $104 million.

(b) These adjustments eliminate the operating results of APAC as if the transaction occurred at the beginning of the fiscal period presented. The amounts eliminated do not include allocations of corporate expenses included in Selling, General and Administrative Expenses and the related combined 39% U.S. federal (35%) and state (4%, net of federal deductions) statutory income tax benefits of such expenses. These corporate expenses were $34 million, $45 million, $42 million and $40 million for the nine months ended June 30, 2006 and the fiscal years ended September 30, 2005, September 30, 2004 and September 30, 2003, respectively. In accordance with a consensus of the Emerging Issues Task Force (EITF 87-24), allocations of general corporate overhead may not be allocated to discontinued operations for financial statement presentation.

(c) “MAP Transaction” refers to the June 30, 2005 transfer of Ashland’s 38% interest in Marathon Ashland Petroleum LLC (MAP), Ashland’s maleic anhydride business and 60 Valvoline Instant Oil Change centers in Michigan and northwest Ohio to Marathon Oil Corporation in a transaction valued at approximately $3.7 billion. Ashland used a substantial portion of the proceeds of the MAP Transaction to retire most of its debt and certain other financial obligations. The gain on the MAP Transaction and the loss on early retirement of debt, net of their respective tax effects, increased net income by $1,531 million, or $20.51 per share, for the year ended September 30, 2005.